CYBER DEFENSE SYSTEMS, INC.
                             SHARES OF COMMON STOCK

                             SUBSCRIPTION AGREEMENT

Gentlemen:

      Cyber Defense Systems, Inc., a Florida corporation (the "COMPANY"), hereby confirms its agreement with Equipment Depot, Inc. (the "PURCHASER"), as set forth below.

            1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchaser an aggregate of 2,000,000 shares (the "SHARES") of its Common Stock, $0.001 par value per share (the "COMMON STOCK"), at a price of $1.00 per share.

            The Shares being purchased from the Company are sometimes herein collectively referred to as the "SECURITIES." This agreement ("AGREEMENT") is sometimes referred to as the "TRANSACTION DOCUMENTS."

            The Securities will be offered and sold to the Purchaser pursuant to the Registration Statement (Reg. No. 333-12503) declared effective by the Securities and Exchange Commission (the "SEC").

            In connection with the sale of the Securities, the Company has made available (including electronically via the Commission's EDGAR system) to Purchaser the Registration Statement and all other public filings that have been made since. (the "DISCLOSURE DOCUMENTS.") All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

            The Disclosure Documents as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date as defined in Section 3 below, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the Commission, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act as applicable. The Purchaser acknowledges that it has been informed that there have been certain developments in the Company's business since the date of the Registration Statement, including but not limited to the Company's acquisition of Techsphere, Inc. The Purchaser acknowledges that it has had the opportunity to ask any questions that it desires with the Company's President William Robinson.

                  (a) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company (any such event, a "MATERIAL ADVERSE EFFECT"). As of the Closing Date, the Company has 56,617,226 shares currently outstanding (not including any shares sold in this Offering) (the "COMPANY CAPITALIZATION"); except as set forth in the Disclosure Documents the Company does not have any subsidiary or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in, or owner of any indebtedness of any other person; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Disclosure Documents, except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding and there is no agreement, understanding or arrangement among the Company and any of its stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or the election of directors of the Company or the governance of the Company's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

                  (b) The Company has the requisite corporate power and authority to enter into and execute, deliver and perform its obligations under the Transaction Documents, including, without limitation, to transfer and sell the Shares to Purchaser. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "ENFORCEABILITY EXCEPTIONS").

                  (c) The Company has sole legal, nominal and beneficial ownership and title to the Shares, free and clear of all adverse interests, liens, claims and encumbrances, and has the sole right to vote or direct the voting of the Shares. The delivery of the Certificate or certificates representing the Shares of the Company, duly endorsed or accompanied by duly executed stock powers, will transfer to the Purchaser good and indefeasible title to such shares, free and clear of all liens, proxies, encumbrances and claims of every kind and the Company will forever warrant and defend (with counsel acceptable to the Purchaser) such title, and indemnify the Purchaser for all adverse claims, demands, or liability with respect to the validity of such title or transfer thereof, against any claimants thereto. The Shares have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

                  (d) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party or other act is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, or (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required.

                  (e) The Company or any of its operations, is not (i) in material violation of its articles of incorporation or bylaws (or similar organizational Documents), (ii) in breach or violation of any statute, judgment, decree, order, applicable law, rule or regulation applicable to it or any of its properties or assets, or (iii) except as described in the Disclosure Documents, in default or breach (nor has any event occurred which with notice or passage of time, or both, would constitute a default or breach) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default or breach would, individually or in the aggregate, have a Material Adverse Effect or which would create any liability, obligation, cost or expense to for Purchaser after the Closing.

                  (f) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company; (c) give any third party the right to terminate or accelerate any obligation of Company under any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which the Company is a party or to which any of its properties or assets are subject, (ii) the articles of incorporation or bylaws of the Company (or similar organizational Documents) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or their respective properties or assets or which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

                  (g) The audited consolidated financial statements included in the Disclosure Documents are accurate and complete and present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Disclosure Documents are accurate and complete and present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents are accurate and complete and present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

                  (h) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, or any other party that, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect, would adversely effect the Company's performance under the Agreement or which may result in an obligation or liability on the Purchaser after the closing of this transaction or which have created or might in the future create a lien or adverse claim against the Shares, that have not been corrected or disclosed in writing to the Purchaser, nor are there any threats thereof known to the Company, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

                  (i) The Company own or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. Neither the Company has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                  (j) The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents.

                  (k) Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company has not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise,
(iii) there has not been any material increase in the long-term indebtedness of the Company, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company has not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

                  (l) There are no legal or governmental proceedings nor are there any contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, the Company is not in default or breach under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or breach or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (m) The Company has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents. All leases, contracts and agreements to which the Company is a party or by which any of them is bound are valid and enforceable against the Company are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

                  (n) The Company has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company that would, individually or in the aggregate, have a Material Adverse Effect.

                  (o) The Company is not or immediately after the Closing Date will not be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (p) The Company or, to the knowledge of any of such entities' directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

                  (q) Neither the Company or any of its respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

                  (r) Except as set forth in the Disclosure Documents, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company which is pending or, to the knowledge of the Company, threatened.

                  (s) The Company carries general liability insurance coverage comparable to other companies of its size and similar business.

                  (t) The Company maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management's authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

                  (u) the Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the National Association of Securities Dealers.

                  (v) The Shares have been registered under the Securities Act of 1933, as amended in the Registration Statement, which Registration Statement, was declared effective on August 7, 2005.

            2. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and Purchaser agrees to purchase from the Company 2,000,000 Shares of Common Stock at a purchase price of $1.00 per Share (the "PURCHASE PRICE"). The Purchase Price of $2,000,000 shall be payable by Purchaser granting a $2,000,000 credit to the Company for Equipment Assets described in the Equipment Purchase Agreement of May 31, 2004, as amended and adended through the date hereof.

      One or more certificates in definitive form for the Shares that the Purchaser has agreed to purchase shall be delivered by or on behalf of the Company, against payment by or on behalf of the Purchaser, of the Purchase Price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing or by check payable to "the Company". Delivery of the Shares shall be made promptly after payment (the "Closing Date").

            3. Certain Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

                  (a) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

                  (b) The proceeds of the Shares will be used to purchase certain inventory from Purchaser.

                  (c) The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchaser to purchase and accept delivery of the Securities.

            4. Conditions of the Purchaser' Obligations. The obligation of the Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by the Purchaser:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against the Purchaser relating to the issuance of the Securities or the Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Document.

                  (c) Prior to the close of this transaction, the Company shall give the Purchaser immediate notice of the occurrence of any event or the receipt by the Company of any notice or knowledge the effect of which would be to make a representation or warranty of the Company herein untrue or misleading if made on or immediately following the occurrence of such event or the receipt of such notice or knowledge. The Company hereby agrees to protect, indemnify, and defend the Purchaser, and its nominee, against and to hold the Purchaser, and its nominee, harmless from any and all costs, claims, losses, attorneys' fees, liabilities, and other expenses that the Purchaser, or its nominee, may incur or to which the Purchaser, or its nominee, may be exposed as a result of the Company's breach of or the falsity of any of the Company's representations or warranties in this Agreement or as a result of the Company's breach of or failure to perform or observe any of the Company's covenants in this Agreement.

            5. Representations and Warranties of the Purchaser.

                  (a) Nothing in this Agreement, shall prejudice or otherwise limit the Purchaser's right to sell or otherwise dispose of all or any part of such Shares under the Registration Statement and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, the Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities.

                  (b) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The Purchaser did not learn of the opportunity to purchase Shares or any other security issuable by the Company through any form of general advertising or public solicitation.

                  (c) The Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

                  (d) The Purchaser  represents and warrants to the Company that
(i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on the Purchaser under or pursuant to any applicable law or governmental regulation.

                  (e) The Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, stockholders, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

                  (f) The Purchaser acknowledges it or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

                  (g) The Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("THIRD PARTY Reports"). The Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

                  (h) The Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

            6. Risks

            You should carefully consider each of the risk factors set forth in the Registration Statement.

            7. Termination.

                  (a) This Agreement may be terminated in the sole discretion of the Company by notice to the Purchaser if at the Closing Date:

                        (i) the representations and warranties made by the Purchaser in Section 5 are not true and correct in all material respects; or

                        (ii) as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to the Purchaser, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

                  (b) This Agreement may be terminated in the sole discretion of the Purchaser by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date.

                  (c) This Agreement may be terminated by mutual written consent of all parties.

            8. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser, to the address set forth for such party as first set forth above or on the signature page hereto.

If to the Company:                          Cyber Defense Systems, Inc.
                                            10901 Roosevelt Boulevard
                                            S. Petersburg, Florida 33716 Attn:
                                            William Robinson

                                            with a copy to:
                                            Gersten Savage LLP
                                            101 East 52nd Street,
                                            New York, New York 10022
                                            Attn: Arthur S. Marcus, Esq.
                                            Telephone:  (212) 752-9700
                                            Facsimile:  (212) 980-5192

            All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. or on a date that is not a business day. Change of a party's address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

            9. Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchaser set forth in this Agreement shall survive until the third anniversary of the Closing.

            10. Fees and Expenses. Each of the parties hereto shall be responsible for their own legal fees and expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

            11. Successors. This Agreement shall inure to the benefit of and be binding upon the Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Except as otherwise provided in this Agreement, neither the Company nor the Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

            12. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            13. Entire Agreement. This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

            14. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

            15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

            16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            17. No Impairment. The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or take any action which would dilute or adversely affect the ownership interest of Purchaser in the Company, but will at all times in good faith assist in carrying out of all of the provisions of this Agreement, and to take all such actions as may be necessary or appropriate in order to protect and insure the rights of Purchaser against impairment.

[the balance of this page intentionally left blank]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Purchaser.

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------
Exact Name of Subscriber For Stock Certificate Purposes

--------------------------------------------------------------------------------
Street

--------------------------------------------------------------------------------
City, State, Zip Code

--------------------------------------------------------------------------------
 Amount of Subscription

Number of Shares Subscribed for:
                                ------------------------------------------------
Date:
     ---------------------------------------------------------------------------
Taxpayer Identification Number:

--------------------------------------------------------------------------------
(Social Security number for individuals)

STATUS (if not individual):

(  ) Trust                 (  ) Corporation
(  ) Partnership           (  ) Other
                                     ------------------------------
(  ) IRA                      (describe)

AGREED AND ACCEPTED:

PURCHASER:

---------------------
Name:
Title:

ACCEPTED:
CYBER DEFENSE SYSTEMS, INC.

By
  ------------------------------

Date

                                       14